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PRESS RELEASE                                              FOR IMMEDIATE RELEASE
                                                      Contact:  John G. Robinson
                                                       Telephone: (724) 684-6800

                         FEDFIRST FINANCIAL CORPORATION
                    ANNOUNCES SECOND QUARTER 2008 RESULTS

      MONESSEN, PA-- July 31, 2008- FedFirst Financial Corporation (NASDAQ
Capital: FFCO; the "Company"), the parent company of First Federal Savings Bank, today announced net income of $65,000 for the three months ended June 30, 2008 compared to a net loss of $58,000 for the three months ended June 30, 2007. Basic and diluted earnings (loss) per share were $0.01 for the three months ended June 30, 2008 compared to $(0.01) for the three months ended June 30, 2007.

      Year-to-date, the Company reported net income of $333,000 compared to a net loss of $1.0 million for the same period in the prior year. Basic and diluted earnings (loss) per share were $0.06 for the six months ended June 30, 2008 compared to $(0.16) for the same period in the prior year. Year-to-date results for 2007 include the effects of the previously disclosed restructuring of the securities portfolio which resulted in the recognition of a $1.4 million loss.

      Mr. Robinson, President and Chief Executive Officer of the Company, stated, "Amid the unstable conditions in the financial industry, we have continued to execute our plan to prudently build our core banking business. We are pleased with our growth in net interest income, noninterest income, deposits and loans."

SECOND QUARTER RESULTS
----------------------

      Net interest income for the three months ended June 30, 2008 increased $349,000 to $2.0 million as compared to the three months ended June 30, 2007. Interest rate spread and net interest margin were 2.10% and 2.55% for the three months ended June 30, 2008 compared to 1.97% and 2.55% for the three months ended June 30, 2007, respectively. The improvement in interest rate spread is primarily attributed to the growth in the loan and securities portfolio coupled with lower costs on deposits and borrowings.

      The provision for loan losses was $220,000 for the three months ended June 30, 2008 compared to $30,000 for the three months ended June 30, 2007. The increase in the provision is primarily related to growth in the commercial, one-to-four family residential, and home equity portion of the loan portfolio as well as current economic conditions in the housing and credit markets. Net charge-offs were $49,000 for the three months ended June 30, 2008. There were no charge-offs for the three months ended June 30, 2007.

      Noninterest income increased $73,000 to $589,000 for the three months ended June 30, 2008 compared to $516,000 for the three months ended June 30, 2007. The change is primarily attributed to an increase of $53,000 in insurance commissions.

      Noninterest expense increased $31,000 to $2.2 million for the three months ended June 30, 2008 as compared to the three months ended June 30, 2007. The increase is primarily related to additional occupancy costs related to the opening of the Washington office in June 2007.

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YEAR-TO-DATE RESULTS
--------------------

      Net interest income for the six months ended June 30, 2008 increased $715,000 to $3.9 million compared to $3.2 million for the six months ended June 30, 2007. Net interest spread and net interest margin improved to 2.05% and 2.53%, respectively for the six months ended June 30, 2008 compared to 1.84% and 2.40%, respectively for the six months ended June 30, 2007. The improvement in interest rate spread and net interest margin is primarily attributed to growth in loans and securities. The securities restructuring in April 2007 and the Company's decision in March 2008 to sell several securities that were likely to be called and purchase mortgage-backed securities improved the overall yield on securities. In addition, the Company's maturing short-term certificates of deposits repriced at lower interest rates and borrowing rates have declined in the current economic environment.

      The provision for loan losses was $279,000 for the six months ended June 30, 2008 compared to $75,000 for the six months ended June 30, 2007. The increase in the provision is primarily related to growth in the commercial, one-to-four family residential, and home equity portion of the loan portfolio as well as current economic conditions in the housing and credit markets. Net charge-offs were $220,000 for the six months ended June 30, 2008. There were no charge-offs for the six months ended June 30, 2007.

      Noninterest income increased $1.8 million to $1.6 million for the six months ended June 30, 2008 compared to a net loss of $134,000 the six months ended June 30, 2007. The increase was primarily attributable to a $1.4 million loss recorded as a result of the securities restructuring which was completed in the prior period. In addition, insurance commissions increased $182,000 compared to the prior period and the Company recognized a gain of $156,000 on the sales of securities in the current period.

      Noninterest expense increased $171,000 to $4.6 million for the six months ended June 30, 2008 as compared to the six months ended June 30, 2007. The increase is primarily related to increased occupancy costs for the six months ended June 30, 2008 in connection with the opening of the Washington office in June 2007.

      Total assets were $335.7 million at June 30, 2008 compared to $305.3 million at December 31, 2007. The increase in total assets was primarily from purchases of securities and loan growth in one-to-four family real estate, commercial real estate and home equity loans, which was primarily funded from borrowings and deposits. Year-to-date as part of the Company's stock repurchase program, the Company has purchased 121,125 shares at a weighted-average price of $8.13 per share.

      FedFirst Financial Corporation is the parent company of First Federal Savings Bank, a community-oriented financial institution operating nine full-service branch locations in southwestern Pennsylvania. First Federal offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance services through Exchange Underwriters, Inc., its 80% owned subsidiary. Financial highlights of the Company are attached.

                                    * * * * *
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      Statements contained in this news release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates and our ability to control costs and expenses and other factors that may be described in the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

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                         FEDFIRST FINANCIAL CORPORATION
                         SELECTED FINANCIAL INFORMATION


                                                      (Unaudited)
(In thousands, except share and per share data)         June 30,       December 31,
                                                          2008             2007
                                                      ------------     ------------
SELECTED FINANCIAL CONDITION DATA:
---------------------------------
Total assets                                           $ 335,654        $ 305,273
Cash and cash equivalents                                  7,283            5,552
Securities available-for-sale                             96,245           89,073
Loans receivable, net                                    207,253          187,954
Deposits                                                 168,557          155,558
Borrowings                                               120,908          101,074
Equity                                                 $  40,857        $  43,773



                                                     Three Months Ended            Six Months Ended
                                                          June 30,                     June 30,
                                                       2008         2007          2008        2007
                                                   ----------   ----------     ----------   ----------
SELECTED OPERATIONS DATA:
------------------------
Total interest income                              $    4,355   $    3,708     $    8,661   $   7,346
Total interest expense                                  2,356        2,058          4,782       4,182
                                                   ----------   ----------     ----------   ----------
Net interest income                                     1,999        1,650          3,879       3,164
Provision for loan losses                                 220           30            279          75
                                                   ----------   ----------     ----------   ----------
Net interest income after provision
  for loan losses                                       1,779        1,620          3,600       3,089
Noninterest income                                        589          516          1,634        (134)
Noninterest expense                                     2,236        2,205          4,590       4,419
Minority interest in net income of
  consolidated subsidiary                                  13            7             56          38
                                                   ----------   ----------     ----------   ----------
Income (loss) before income tax expense (benefit)         119          (76)           588      (1,502)
Income tax expense (benefit)                               54          (18)           255        (475)
                                                   ----------   ----------     ----------   ----------
Net income (loss)                                  $       65   $      (58)    $      333   $   (1,027)
                                                   ==========   ==========     ==========   ==========
Earnings (loss) per share - basic and diluted      $     0.01   $    (0.01)    $     0.06   $    (0.16)
Weighted average shares outstanding - basic         5,995,088    6,444,010      5,983,500    6,414,977
Weighted average shares outstanding - diluted       5,995,088    6,448,038      5,983,500    6,419,483




                                                     Three Months Ended            Six Months Ended
                                                          June 30,                     June 30,
                                                       2008         2007          2008        2007
                                                   ----------   ----------     ----------   ----------
SELECTED FINANCIAL RATIOS(1):
-----------------------------
Return on average assets                              0.08 %      (0.08)%        0.20 %      (0.73)%
Return on average equity                              0.61        (0.51)         1.55        (4.45)
Average interest-earning assets to average
  interest-bearing liabilities                      114.98       118.14        115.12       117.83
Average equity to average assets                     12.83        16.60         13.18        16.44
Interest rate spread                                  2.10         1.97          2.05         1.84
Net interest margin                                   2.55 %       2.55 %        2.53 %       2.40 %



                                                                    Period Ended
                                                              June 30,       December 31,
                                                                2008             2007
                                                             ---------       ------------
Allowance for loan losses to total loans                        0.70%            0.76%
Allowance for loan losses to nonperforming loans              201.33           113.74
Nonperforming loans to total loans                              0.35%            0.67%


(1) Three months and six months ended ratios are calculated on an annualized basis.

NOTE:
Certain items previously reported may have been reclassified to conform with the current reporting period's format.